UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-k

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/27/2007

CECO ENVIRONMENTAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-7099

DE	13-2566064
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3120 Forrer Street, Cincinnati, OH 45209
(Address of principal executive offices, including zip code)

(416) 593-6543
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Asset Purchase Agreement

On February 28, 2007, CECO Environmental Corp. (the "Company"), CECO Acquisition Corp. ("Acquisition"), an indirectly owned subsidiary of the Company, and Effox, Inc. ("Effox") entered into an Asset Purchase Agreement ("APA"), pursuant to which Acquisition acquired substantially all of the assets of Effox (the "Asset Purchase"), including the design, manufacture, and sale of its damper and expansion joint products and the furnishing of installation services to customers and any goodwill associated therewith. The Asset Purchase was completed on February 28, 2007.

The parties to the APA have made customary representations, warranties and covenants therein. The representations, warranties and covenants made by and to the parties thereto as of specific dates. The assertions embodied in those representations and warranties were made for purposes of the APA and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the APA. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

The foregoing description of the Asset Purchase is included to provide information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the APA, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Second Amendment to Credit Agreement

On February 27, 2007, Ceco Environmental Corp. (the "Company") entered into a Second Amendment to Credit Agreement ("Amendment"). The Credit Agreement was entered into among the Company, Ceco Group, Inc, Ceco Filters, Inc., New Busch Co., Inc., The Kirk & Blum Manufacturing Company, Kbd/Technic, Inc., CecoAire, Inc., Ceco Abatement Systems, Inc., H.M. White, Inc. and CECO Acquisition Corp. (all of which are direct or indirect subsidiaries of the Company and collectively with the Company, the "Borrowers") and Fifth Third Bank, an Ohio banking corporation ("Lender"). The Amendment amends the Credit Agreement entered into December 29, 2007 with Lender and certain Borrowers, as amended by the First Amendment to Credit Agreement dated as of June 8, 2006 (as amended, the "Credit Agreement").

The Amendment amends the Credit Agreement to (i) increase the maximum revolving loan commitment from $13,000,000 to $20,000,000, (ii) increase the inventory sublimit from $5,000,000 to $7,500,000, (iii) make an additional term loan in the aggregate amount of $5,000,000 ("Term Loan B") to finance, in part the Asset Acquisition, (iv) increase the maximum capital expenditures financial covenant commencing with fiscal year 2007 from $750,000 to $1,500,000, (v) increase the minimum Fixed Charge Coverage Ratio (as such term is defined in the Credit Agreement) from 1.10 to 1.0 to 1.25 to 1.0, (vi) extend the termination date of the line of credit from January 31, 2009 to January 31, 2010, (vii) make certain changes to the incentive pricing with respect to the Line of Credit, Term Loan A, Unused Line Fee and LOC Fee, each to be based upon Borrowers' Fixed Share Coverage Ratio (as all of such terms are defined in the Credit Agreement), (viii) make certain changes to the required Financial Covenant levels with respect to the Maximum Total Funded Debt to Adjusted EBITDA Ratio, and (ix) consent to the Asset Purchase. The maturity date of Term Loan B is January 31, 2010 and the interest rate is currently based upon LIBOR plus 2.25%, the current applicable LIBOR rate margin, provided that Borrowers may elect to have the interest rate based on prime plus the applicable prime rate margin. Under the Term Loan B, principal payments of $62,500 are due every month from March 1, 2007 through and including February 1, 2008, and payments of $93,750 are due from March 1, 2008 through and including January 1, 2010. Upon an Event of Default, as defined in the Credit Agreement, the amounts due under the Term Loan B may become immediately due and payable. The interest rate on the current term loan and the revolving line of credit have not been revised.

In connection with the Amendment, the Borrowers entered into a Second Amended and Restated Revolving Credit Promissory Note dated Feburary 28, 2007 ("Revolving Note"), a Second Amended and Restated Term Promissory Note dated February 28, 2007 ("Restated Term Note"), and a Term Promissory Note dated February 28, 2007 ("Term Note").

The descriptions set forth herein of the terms and conditions of the Amendment, the Revolving Note, the Restated Term Note and the Term Note are qualified in their entirety by reference to the full text of the Amendement, the Revolving Note, the Restated Term Note and the Term Note which are filed with this report as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated by reference into this Item 1.01.

This report contains statements about the future, sometimes referred to as "forward--looking" statements. Forward-looking statements are typically identified by the use of the words "believe," "may," "should," "expect," "anticipate," "estimate," "project," "propose,""plan," "intend" and similar words and expressions. Forward-looking statements are subject to risks and uncertainties outside CECO's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see CECO's other SEC reports.

Item 2.01.    Completion of Acquisition or Disposition of Assets

The Company completed the Asset Purchase on February 28, 2007, pursuant to the terms of the APA, by which Acquisition purchased substantially all of the assets of Effox, including the design, manufacture, and sale of its damper and expansion joint products and the furnishing of installation services to customers and any goodwill associated therewith. Acquisition paid $7,004,960, which is $6,775,000 plus or minus the Estimated Adjustment Amount, as defined in the APA, plus an additional $725,000 which was placed in escrow. Acquistion also agreed to pay a three year earn out payment. The earn out payment is not to exceed $1.0 million and is based on the amount by which annual fiscal year gross profits of the purchased operations of Effox exceed $5,833,333 for the first period of March 1, 2007 through December 31, 2007 and exceed $7.0 million for each of 2008 and 2009 fiscal years.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this current report on Form 8-K under the heading, "Second Amendment to Credit Agreement" is hereby incorporated by reference into this Item 2.03.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 1, 2007, the Compensation Committee (the "Committee") of the Board of Directors of CECO Environmental Corp. ("CECO") approved the following matters related to the named executive officers listed in CECO's 2006 proxy statement (the "NEOs"):
2006 Executive Incentive Compensation Plan

The Committee approved cash bonus payments to the following NEOs for performance in fiscal year 2006 under the 2006 Executive Incentive Compensation Plan: Richard J. Blum--$136,634; David D. Blum--$99,370; and Dennis W. Blazer--$79,496. These amounts were determined based on the level of attainment of previously-disclosed company wide performance criteria (income from operations before executive bonuses) as well as individual specific performance goals related to their general responsibilities (including evaluation of enterprise management systems; identification of acquisition targets; and integration of certain company subsidiary operations).

Item 8.01.    Other Events

The Company issued a press release on March 1, 2007 announcing the Asset Purchase. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this report on Form 8-K must be filed.

(d) Exhibits.

Exhibit 2.1      Asset Purchase Agreement(Schedules Omitted)
Exhibit 10.1    Second Amendment to Credit Agreement
Exhibit 10.2    Second Amended and Restated Revolving Credit Promissory Note
Exhibit 10.3    Second Amended and Restated Term Promissory Note
Exhibit 10.4    Term Promissory Note
Exhibit 99.1    Press Release dated March 1, 2007

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECO ENVIRONMENTAL CORP

Date: March 05, 2007	By:	/s/ Dennis W. Blazer
Dennis W. Blazer
Chief Financial Officer and Vice President--Finance and Administration

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release
EX-10.1	Second Amendment to Credit Agreement
EX-10.2	Second Amended and Restated Revolving Credit Promissory Note
EX-10.3	Second Amended and Restated Term Promissory Note
EX-10.4	Term Promissory Note
EX-2.1	Asset Purchase Agreement